                               BASIC LEASE INFORMATION

                                     OFFICE LEASE

Lease Date:  January 26, 1999

Landlord:  Parker Associates

Address of Landlord:  2560 Ninth Street, Suite 117
                      Berkeley, California  94710

Tenant:  Ask Jeeves, Inc.

Address of Tenant:  918 Parker

     Contact:  Vera Leo       Telephone:  649-2183

Premises:  Suite 219 in Parker Plaza
           2560 Ninth Street
           Berkeley, California

Scheduled Term Commencement Date:  February 1, 1999

Scheduled Length of Term:  1 year

Scheduled Term Expiration Date:  January 31, 2000


Rent:
     Base Rent                $ 5265.00/month
     Estimated
     Basic Operating Costs    $ _______/month

     Total Rent               $ _______/month

Security Deposit and Last Month's Rent:  $ 7897.50

Tenant's Proportionate Share:

Permitted Use:  General Office

Occupancy Density:  N/A

The foregoing Basic Lease Information is incorporated in to and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD:  Parker Associates            TENANT:  Ask Jeeves, Inc.


-----------------------------------     -----------------------------------

By  /s/ Michael Horowitz                By   /s/ Robert Wrubel
   --------------------------------         -------------------------------

  Its  General Partner                      Its  President
     ------------------------------            ----------------------------

Date:                                   Date:

          2/2/99                                  2/1/99
-----------------------------------     -----------------------------------

                                        LEASE

                                  TABLE OF CONTENTS

                                                                        Page
1.   Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
2.   Occupancy . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
3.   Term and Possession . . . . . . . . . . . . . . . . . . . . . . .    3
4.   Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
5.   Restrictions On Use . . . . . . . . . . . . . . . . . . . . . . .    3
6.   Compliance With Laws. . . . . . . . . . . . . . . . . . . . . . .    3
7.   Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
8.   Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
9.   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
10.  Assignment And Subletting . . . . . . . . . . . . . . . . . . . .    4
11.  Insurance And Indemnification . . . . . . . . . . . . . . . . . .    4
12.  Waiver Of Subrogation . . . . . . . . . . . . . . . . . . . . . .    5
13.  Service And Utilities . . . . . . . . . . . . . . . . . . . . . .    5
14.  Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . . .    5
15.  Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . .    6
16.  Substitution. . . . . . . . . . . . . . . . . . . . . . . . . . .    6
17.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . .    6
18.  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . .    6
19.  Rules And Regulations . . . . . . . . . . . . . . . . . . . . . .    6
20.  Re-Entry By Landlord. . . . . . . . . . . . . . . . . . . . . . .    6
21.  Default By Tenant . . . . . . . . . . . . . . . . . . . . . . . .    6
22.  Damage By Fire, Etc.. . . . . . . . . . . . . . . . . . . . . . .    7
23.  Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . . . .    8
24.  Sale By Landlord And Tenant's Remedies. . . . . . . . . . . . . .    8
25.  Right Of Landlord To Perform. . . . . . . . . . . . . . . . . . .    8
26.  Surrender Of Premises . . . . . . . . . . . . . . . . . . . . . .    8
27.  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
28.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
29.  Rental Adjustments. . . . . . . . . . . . . . . . . . . . . . . .    9
30.  Taxes Payable By Tenant . . . . . . . . . . . . . . . . . . . . .   10
31.  Successors And Assigns. . . . . . . . . . . . . . . . . . . . . .   10
32.  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . .   10
33.  Light And Air . . . . . . . . . . . . . . . . . . . . . . . . . .   10
34.  Public Transportation Information . . . . . . . . . . . . . . . .   10
35.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .   10
36.  Lease Effective Date. . . . . . . . . . . . . . . . . . . . . . .   10

     Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

EXHIBIT "A". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Rules and Regulations
EXHIBIT "B". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Outline of Premises
EXHIBIT "D". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Form of Tenant Certificate


                                        LEASE

                         THIS LEASE is made as of this 26th day of January, 1999, between Parker Associates, a California limited Partnership (hereinafter called "Landlord") and Ask Jeeves, Inc., a California Corporation (hereinafter called "Tenant").

            PREMISES     1.        Landlord leases to Tenant and Tenant leases
                              from Landlord those premises (hereinafter called "Premises") outlined in red on Exhibit B attached hereto and made a part hereof, specified in the Basic Lease Information attached hereto (the "Building").

           OCCUPANCY     2.        Tenant shall use the Premises for the
                              Permitted Use and for no other use or purpose without the prior written consent of Landlord. No increase in occupant density of the Leased Premises shall be made which shall add to the burden of such use of the Building as determined by Landlord without the prior written consent of Landlord.

            TERM AND     3.   (a)  The parties project that the term shall
          POSSESSION          commence on the Scheduled Term Commencement Date
                              and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force until the Term Expiration Date. If the Premises are not delivered by Landlord by the Scheduled Term Commencement Date for any reason,
                              Landlord shall not be liable to Tenant for any loss or damage resulting from such delay. The
                              Term Commencement Date shall be the first day of the calendar month next following the earlier of
                              (i) the day when the Premises are substantially complete, or (ii) the date on which Tenant takes possession of, or commences the operation of its business in some or all of the Premises. Landlord shall provide Tenant as such notice as circumstances allow of the date when Landlord expects to achieve substantial completion, based upon the progress of work. Should the Term
                              Commencement Date be a date other than the Scheduled Term Commencement Date, either Landlord or Tenant, at the request of the other shall execute a declaration specifying the Term
                              Commencement Date and the rent commencement date which shall be binding upon the parties as to the matters therein stated. Tenant's obligation to pay Rent and its other obligations for payment under this Lease shall commence the date on which Tenant takes possession of, or commences the operation of its business in some or all of the Premises, after the schedule of improvement outlined in Exhibit C are completed by Landlord.

                              (b) Landlord shall perform the Tenant Improvement Work in the Premises as provided in the separate Office Lease Improvement Agreement attached hereto as Exhibit C and made a part hereof, with diligence, subject to events and delays due to causes beyond its reasonable control.

                              (c) The Premises shall be substantially complete and possession shall be delivered when (i) installation of Building Standard Work (which shall not include installation of telephone and other communication facilities or equipment, finish work and decoration to be preformed by Tenant) has occurred, (ii) Tenant has direct access from the street to the elevator lobby on the floor where the Premises are located, (iii) Landlord is in a position to furnish Building services to the Premises, and (iv) Landlord's Architect shall certify substantial completion with respect to the Premises, whether or not substantial completion of the Building itself shall have occurred. Substantial completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work.

                RENT     4.        Tenant shall pay to Landlord throughout the
                              Term Rent as specified in the Basic Lease
                              Information, payable in equal monthly installments in advance on the first day of each calendar month during every year of the Term in lawful money of the United States, without deduction or offset whatsoever, to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing by notice given as herein provided. Rent for the first month of the Term shall be paid by Tenant upon execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month as provided in paragraph 3(a), then Rent provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. If the Term terminates on other than the last day of a calendar month, then the Rent provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month next preceding the date of termination.

        RESTRICTIONS     5.        Tenant shall not do or permit anything to be
              ON USE done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

          COMPLIANCE     6.        Tenant shall not use the Premises or permit
           WITH LAWS          anything to be done in or about the Premises which
                              will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by or for Tenant or Tenant's acts. The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant.

         ALTERATIONS     7.        Tenant shall not make or suffer to be made
                              any alterations, additions or improvements in, on or to the Premises or any part thereof without the prior written consent of Landlord; and any such alterations, additions or improvements in, on or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord.

                                   Notwithstanding the foregoing, at Landlord's
                              option, all or any portion of the alteration, addition or improvement work shall be performed by Landlord for Tenant's account and Tenant shall pay Landlord's estimate of the cost thereof (including a reasonable charge for Landlord's overhead and profit) prior to commencement of the work. Overhead and profit allowances shall total fifteen percent (15%). Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, with all due diligence remove all those alterations, additions or improvements and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

             REPAIRS     8.        By taking possession of the Premises, Tenant
                              accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. At all times during the

                              Term, Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting damage thereto by fire, earthquake, act of God or the elements. Tenant waives all right it may have under Section 1942 of the Civil Code of the State of California and any similar law, statute or ordinance now or hereafter in effect (to the full extent that such waiver may lawfully be given) authorizing or purporting to authorize Tenant to make repairs to or for the account of Landlord. Tenant shall upon the expiration or sooner termination of the Term hereof, unless Landlord demands otherwise pursuant to paragraph 7 hereof, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received or when first installed, damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specified in the Office Lease Improvement Agreement and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth herein or in the Office Lease Improvement Agreement.

               LIENS     9.        Tenant shall keep the Premises free from
                              lines arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in Premises or Building. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Building or Premises which could lawfully give rise to a claim, for mechanics' or materialmen's lien.

          ASSIGNMENT     10.       Tenant shall not sell, assign, encumber or
                 AND          otherwise transfer this Lease or any interest
          SUBLETTING          therein (by operation of law or otherwise), sublet
                              the Premises or any part thereof or suffer any other person to occupy or use the Premises or any portion thereof, nor shall Tenant permit any lien to be placed on Tenants' interest under this Lease by operation of law except in accordance with the provision of this paragraph 10. For purposes hereof, sales, transfers or assignments of (i) a controlling interest in the stock of Tenant, if Tenant is a corporation, or of (ii) the general partnership interests sufficient to control management decisions if Tenant is a partnership or of (iii) the majority or controlling underlying beneficial interest, if Tenant is any other form of business entity, shall constitute an assignment subject to the terms of this paragraph 10.

                              (a) In the event that Tenant should desire to sublet the Premises or any part thereof, Tenant shall provide Landlord with written notice of such desire at least ninety (90) days in advance of the date on which Tenant desires to make such sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant shall be relieved of all further obligations hereunder as to such space from and after that date, or (ii) to permit Tenant to sublet such space, subject, however, to the prior written approval of the proposed sublessee by Landlord which said consent shall not be unreasonably withheld. If Landlord should fail to notify Tenant in writing of its election within said thirty (30) day period, Landlord shall be deemed to have waived option (i) above, but written approval of the proposed sublessee shall still be required. Refusal by Landlord to approve a proposed sublessee shall not constitute a termination of this Lease. In exercising its right of consent to a sublessee it shall be reasonable for Landlord to withhold consent to any sublessee who (aa) does not agree to assume the obligations of the Lease with respect to the space to be so sublet, (bb) does not agree to utilize the space so sublet for the Permitted Use, (cc) is of unsound financial condition as determined by Landlord, or (dd) will, in Landlord's opinion increase the occupant density in the Leased Premises. If Tenant proposes to sublease less than all of the Premises, election by Landlord of termination of this Lease with respect to space to be so sublet shall leave this Lease in full force and effect with respect to the remainder of the space, the Rent and Tenant's Proportionate Share of Operating Expenses and taxes shall be adjusted on a pro rata basis to reflect the reduction in Net Rentable Area of the Premises as retained by Tenant. This Lease as so amended shall continue thereafter in full force and effect and references herein to the Premises shall mean that portion thereof as to which the Lease has not been terminated.

                              (b)  Tenant shall not enter into any other
                              transaction subject to this paragraph 10 without Landlord's prior written consent which said consent shall not be unreasonably withheld. It shall be reasonable for Landlord to withhold consent to any proposed transaction described in this paragraph 10 on any of the grounds specified in paragraph 10 (a) with respect to sublessees or any other reasonable grounds.

                              (d) Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this lease. Any purported assignment, subletting or other transaction to which paragraph 10 applies, which occurs contrary to the provisions hereof, shall be void. Landlord's consent to any assignment, subletting or other transaction to which this paragraph 10 applies shall not release Tenant from any of Tenant's obligations hereunder or constitute a consent with respect to any subsequent transaction to which this paragraph applies.

       INSURANCE AND     11.  (a)  Landlord shall not be liable to Tenant and
     INDEMNIFICATION          Tenant hereby waives all claims against Landlord
                              for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, (other than Landlord's gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises or the Building, or caused by gas, fire, oil or electricity in, on or about the Premises or the Building.

                              (b) Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Premises or any part thereof, or (ii) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities", elevators, stairways, lobbies, health clubs, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of or omission of any duty with respect to the same by Tenant, its agents, servants, employees or invitees. Tenant shall further indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of any work or thing whatsoever done by Tenant in or about or from transactions of Tenant concerning the Premises, and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or arising from any act of negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any claims or liability within the limits of the foregoing indemnity, Tenant shall defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord.

                              (c) Landlord shall hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage to any person or property occurring in or about any facilities (including, without prejudice to the generality of the term "facilities", elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the building, when such injury or damage shall be caused in whole or in part by the act, neglect, fault of or omission of any duty with respect to the same by Landlord, its agents, servants, employees or invitees.
                             Landlord shall further indemnify and save harmless Tenant against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of any work or thing whatsoever done by Landlord in or about, or from transactions of Landlord concerning, the Premises where such work is not being done for the account of Tenant; and Landlord will further indemnify and save Tenant harmless against and from any and all claims arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease or arising from any act or negligence of Landlord, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Tenant by reason of any claims or liability within the limits of the foregoing indemnity, Landlord shall defend such action or proceeding at Landlord's sole expense by counsel reasonably satisfactory to Tenant.

                             (d) The provisions of paragraph 11(b) and 11(c) shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                 SEE         property damage.
            ADDENDUM

           WAIVER OF    12.       To the extent permitted by law and without
         SUBROGATION         affecting the coverage provided by insurance
                             required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (i) damages for injury to or death of persons, (ii) damages to property,
                             (iii) damage to the Premises or any part thereof, (iv) damage to the Building or any part thereof, or (v) claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered (and only to the extent of such coverage) by insurance actually carried by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, but without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph.

        SERVICES AND    13.  (a)  Landlord shall maintain the public and
           UTILITIES         common areas of the Building, including lobbies,
                             stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

                             (b)  Provided Tenant shall not be in default
                             hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises, water and electricity suitable for the Permitted Uses of the Premises, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises for the Permitted Uses, and elevator service which shall mean service either by nonattended automatic elevators or elevators with attendants, or both, at the option of Landlord. Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

                             (c)  Tenant shall not without the written
                             consent of Landlord connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current or any other resource in excess of that usually furnished or supplied for the Permitted Uses of the Premises, Tenant shall first procure the consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Basic Operating
                             Cost the cost of all such energy, utility service and meters (and of installation, maintenance and repair thereof). Landlord may add to the metered charge a recovery of additional expense incurred in keeping account of the water, electric current or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

                             (d) Any sums payable under this paragraph 13 shall constitute Additional Rent hereunder.

            ESTOPPEL    14.       Within ten (10) days following any written
         CERTIFICATE         request which Landlord may make from time to
                             time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit D and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit D are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.
                             Landlord shall have the right to substitute for the attached Exhibit D a certificate in form required by Landlord's mortgagee or provider of financing.

            SECURITY    15.       Concurrently with execution hereof, Tenant
             DEPOSIT has paid to Landlord the Security Deposit in the amount stated on the Basic Lease Information sheet as security for the full and faithful performance of Tenant's obligations under this Lease. Upon expiration of the Term or earlier termination hereof, the Security Deposit shall be returned to Tenant, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent, to repair damages (excluding normal wear and tear) to the Premises caused by Tenant and to clean the Premises. Landlord shall hold the Security Deposit for the foregoing purposes in accordance with the provisions of all applicable law.

        SUBSTITUTION    16.


        HOLDING OVER    17.       If Tenant shall retain possession of the
                             Premises or any part thereof without Landlord's consent following the expiration of the Term or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention triple the amount of the daily rental for the last period prior to the date of such expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month or for one year, whichever shall be specified in such notice. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right of reentry or any other right. Unless Landlord exercises the option hereby given to it, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent.

       SUBORDINATION    18.       Without the necessity of any additional
                             document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant. At the request of Landlord, Tenant shall provide to Landlord its current financial statement or other information disclosing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto.

           RULES AND    19.       Tenant shall faithfully observe and comply
         REGULATIONS         with the rules and regulations printed on or
                             annexed to this Lease and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building with any of the rules and regulations.

            RE-ENTRY    20.       Landlord reserves and shall at all times
         BY LANDLORD         have the right to reenter the Premises to
                             inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsiblity and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed; provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.
                             Tenant waives any claim for damages for any injury or inconveniences to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

             DEFAULT    21.  (a)  EVENTS OF DEFAULT:  The occurrence of any of
           BY TENANT         the following shall constitute an event of
                             default on the part of Tenant:

                             (1) ABANDONMENT. Vacation or abandonment of the Premises for a continuous period in excess of five (5) business days. Tenant waives any right to notice Tenant may have under
                                  Section 1951.3 of the Civil Code of the
                                  State of California, the terms of this
                                  subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;

                             (2)  NONPAYMENT OF RENT. Failure to pay any
                                  installment of Rent due and payable
                                  hereunder (or failure to pay any other
                                  amount required to be paid hereunder, all such obligations to be construed as the equivalent of obligations for payment of
                                  Rent) upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge for a period of five (5) business days after written notice and demand; provided, however, that except as expressly otherwise provided herein, Landlord shall not be required to provide such notice more than twice during the Term, the third such non-payment constituting default for all purposes hereof without requirement of notice. For purposes of subparagraph 21(e), such failure shall constitute a default without requirement of notice. The due dates for payment of installments of rent provided for herein shall be absolute and the existence of a cure period or notice period shall not be deemed to extend said date for purposes of determining Tenant's compliance with its obligations hereunder.

                             (3) OTHER OBLIGATIONS. Failure to perform any obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph (a), such failure continuing for fifteen (15) business days after written notice of such failure (or such longer period as Landlord determines to be necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

                             (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the Benefit of creditors.

                             (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

                             (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof;

                             (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

                             (8)  INSOLVENCY.  The admission by Tenant in
                                  writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

                             (b)  REMEDIES UPON DEFAULT.

                             (1)  RENT.  All failures to pay any monetary
                                  obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

                             (2)  TERMINATION.  In the event of the
                                  occurrence of any event of default, Landlord shall have the right, with or without notice or demand, immediately to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                             (3) CONTINUATION AFTER DEFAULT. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under paragraph 21(b)(2) hereof, and Landlord may enforce all its right and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due; and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute an election to terminate Tenant's right to possession.

                             (c) DAMAGES UPON TERMINATION. Should Landlord terminate this Lease pursuant to the provisions of paragraph 21(b)(2) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall be computed with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in
                             (iii) shall be computed by reference to
                             competent appraisal evidence or the formula prescribed by and using the lowest discount rate permitted under applicable law.

                             (d)  COMPUTATION OF RENT FOR PURPOSES OF DEFAULT.

                                  For purposes of computing unpaid Rent which
                             would have accrued and become payable under this Lease pursuant to the provisions of paragraph 21(c) unpaid Rent shall consist of the sum of:

                             (1) the total Basic Rent for the balance of the Term then remaining (with the amount of Basic Rent to be determined by reference to fair rental value being the subject of proof by competent evidence), plus

                             (2) a computation of the excess of Gross Rent (the term "Gross Rent" meaning the sum of (i) rental adjustments payable pursuant to paragraph 29 and (ii) Basic Rent) over
                                  Basic Rent for the balance of the Term then remaining ("Excess Gross Rental"), the assumed excess Gross Rental for the calendar year of the default and each future calendar year in the Term to be equal to the Excess Gross Rental for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers) for the Metropolitan Area or Region of which San Francisco, California is a part.

                             (e)  LATE CHARGE. In addition to its other
                             remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent
                             (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. Tenant shall have a five day grace period between the 1st and 5th day of each month to pay rent due without any late charge.

                             (f) REMEDIES CUMULATIVE. All right, privileges and elections of remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

           DAMAGE BY    22.       If the Premises or the Building are damaged
          FIRE, ETC.         by fire or other casualty, Landlord shall forthwith
                             repair the same, provided such repairs can be made within one hundred eighty (180) days from the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Rent while such repairs to be made hereunder by Landlord are being made. Said proportionate reduction shall be based upon the extent to which the making of such repairs to be made hereunder by Landlord shall interfere with the business carried on by Tenant in the Premises.
                             Within twenty (20) days from the date of such damage, Landlord shall notify Tenant whether or not such repairs can be made within one hundred eighty (180) days from the date of such damage and Landlord's determination thereof shall be binding on Tenant. If such repairs cannot be made within one hundred eighty (180) days from the date of such damage, Landlord shall have the option within thirty (30) days of the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Rent shall be reduced as provided herein; or (b) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. In the event such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. In case of termination by either event, the Rent shall be reduced by a proportionate amount based upon the extent to which said damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Rent up to the date of termination. Landlord agrees to refund to Tenant any Rent previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the premises by or at the expense of Tenant. The provisions of Section 1942, subdivision 2, and
                             Section 1933, subdivision 4, of the Civil Code of California are superseded by the foregoing.

             EMINENT    23.       If any part of the Premises shall be taken
              DOMAIN or appropriated under the power of eminent domain or conveyed in lieu thereof, either party shall have the right to terminate this Lease at its option. If any part of the Building shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of the sums paid by virtue of such proceedings, whether or not attributable to the value of the unexpired Term. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant. Thereafter, the Rent for the remainder of the Term shall be proportionately reduced, such reduction to be based upon the extent to which the partial taking or appropriation or conveyance shall interfere with the business carried on by Tenant in the Premises. Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term.

             SALE BY    24.       In the event of a sale or conveyance by
            LANDLORD         Landlord of the Building, the same shall operate
        AND TENANT'S         to release Landlord from any future liability
            REMEDIES         upon any of the covenants or conditions,
                             express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This
                             Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Tenant shall look solely to Landlord's interest in the Building for recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

               RIGHT    25.       All covenants and agreements to be performed
         OF LANDLORD         by Tenant under any of the terms of this Lease
          TO PERFORM         shall be performed by Tenant at Tenant's sole
                             cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate of eighteen percent
                             (18%) per annum or the maximum rate permitted by law, whichever is less per annum from the date of such payment by the Landlord shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

           SURRENDER    26.  (a)  Tenant shall, at least ninety (90) days
         OF PREMISES         before the last day of the Term, give to
                             Landlord a written notice of intention to surrender the Premises on that date, but nothing contained herein shall be construed as an extension of the Term or as consent of Landlord to any holding over by Tenant.

                             (b)  At the end of the term or any renewal
                             thereof or other sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements, fixtures or additions thereto by whomsoever made, in the same condition as received, or first installed, damage by fire, earthquake, act of God or the elements alone excepted. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord.

                             (c) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

              WAIVER    27.       If either Landlord or Tenant waives the
                             performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this lease may only be made by a written document signed by Landlord.

             NOTICES    28.       All notices and demands which may or are
                             required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the address specified in the Basic Lease information, or to such other firm or to such other place as Landlord may from time to time designate in a notice to Tenant.

              RENTAL    29.       In addition to Basic Rent provided to be paid
          ADJUSTMENT         hereunder, Tenant shall pay as Rent Tenant's
                             Proportionate Share of Basic Operating Cost in the manner set forth below.

                             (a) DEFINITION: For purposes hereof, the terms used in this paragraph 29 shall have the following meanings:

        SEE ADDENDUM

                             (2) "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such calendar year made prior to commencement of such calendar year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner.

                             (3)  "Basic Operating Cost Adjustment" shall
                             mean the difference between Basic Operating Cost and Estimated Basic Operating Cost for any calendar year determined as hereinafter provided.

                             (b)  PAYMENT OF ESTIMATED BASIC OPERATING COST.

                                  During December of each calendar year
                             during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing calendar year. The Estimated Basic Operating Cost for the calendar year in which the Scheduled Term Commencement Date falls is set forth in the Basic Lease information sheet. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Basic Rent required to be paid pursuant to paragraph 3 above for the calendar year to which the estimate applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Rent for all purposes hereof. If at any time during the course of a calendar year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such calendar year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current calendar year on the first day of each calendar month thereafter, such revised installment amounts to be Rent for all purposes hereof.

                             (c)  COMPUTATION OF BASIC OPERATING COST
                             ADJUSTMENT.

                                  Within one hundred twenty (120) days after
                             the end of each fiscal year as determined by Landlord or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay the difference within twenty (20) days after receipt of such statement, such payment to constitute additional rent hereunder. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Costs, then (provided that Tenant is not in default under this Lease), Tenant shall receive a credit for the amount of such payment against Tenant's obligation for payment of Tenant's Proportionate Share of Estimated Basic Operating Cost next becoming due hereunder. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement.

                             (d) NET LEASE. This shall be a net lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions for payment of Basic Operating Cost by means of periodic payments of Tenant's Proportionate
                             Share of Estimated Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all cost and expenses of the nature described in paragraph 29(a)(i) above incurred in connection with ownership and operation of the Building and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building.

                             (e) TENANT AUDIT. Tenant shall have the right, at Tenant's expense and upon not less than forty-eight (48) hours prior written notice to Landlord to review at reasonable times
                             Landlord's books and records for any calendar year a portion of which falls within the Term for purposes of verifying Landlord's calculation of Basic Operating Cost and Basic Operating Cost Adjustment. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under paragraph 29(?) above. Tenant shall have the right not later than twenty (20) days following the receipt of such statement, and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such calendar year to be audited by certified public accountants selected by Tenant subject to Landlord's reasonable right of approval. The Basic
                              Operating Cost Adjustment shall be
                              appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund or credit by Landlord to Tenant in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord.
                              Otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this paragraph 29(e) within twenty (20) days of receipt of Landlord's statement provided pursuant to paragraph 29(d), such statement shall be final and binding for all purposes hereof.

               TAXES    30.   (a) Tenant shall pay before delinquency any and
             PAYABLE          all taxes levied or assessed and which become
           BY TENANT          payable by Landlord (or Tenant) during the Term
                              of this Lease, whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (a) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (b) the value of any leasehold improvements, alterations, or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (c) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                              (b) In the event that it shall not be lawful
                              for Tenant so to reimburse Landlord, the Rent
                              shall be revised to net Landlord the same net
                              rent after imposition of any such tax upon
                              Landlord as would have been payable to Landlord
                              prior to the imposition of any such tax. All
                              taxes payable by Tenant under this Paragraph 30
                              shall be additional rental.
          SUCCESSORS
         AND ASSIGNS    31.        Subject to the provisions of paragraph 10
                              hereof, the terms, covenants and conditions
                              contained herein shall be binding upon and
                              inure to the benefit of the heirs, successors,
                              executors, administrators and assigns of the
                              parties hereto.
          ATTORNEYS'
                FEES    32.        In the event that any action or proceeding
                              is brought to enforce any term, covenant or
                              condition of this Lease on the part of Landlord
                              or Tenant, the prevailing party in such
                              litigation shall be entitled to reasonable
                              attorneys' fees to be fixed by the court in
                              such action or proceeding.
               LIGHT
             AND AIR    33.        No diminution of light, air or view by any
                              structure which may hereafter be erected
                              (whether or not by Landlord) shall entitle
                              Tenant to any reduction of Rent, result in any
                              liability of Landlord to Tenant, or in any
                              other way affect this Lease or Tenant's
                              obligations hereunder.
       PUBLIC TRANS-
           PORTATION    34.        Tenant shall establish and maintain during
         INFORMATION          the Term hereof a program to encourage maximum
                              use of public transportation by personnel of Tenant employed on the Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering working hours of employees, and encouraging use of such facilities, all at Tenant's sole reasonable cost and expense.

       MISCELLANEOUS    35.      (a) The term "Premises" shall be deemed to
                              include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised.

                              (b) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

                              (c) The term "Landlord" in these presents shall include the Landlord, its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.

                              (d) The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

                              (e) Time is of the essence of this Lease and all of its provisions.

                              (f) This Lease shall in all respects be
                              governed by the laws of the State of California.

                              (g) This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.

                              (h) There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

                              (i) This Lease may not be modified except by a written instrument by the parties hereto.

                              (j) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

                              (k)_____________________________________________
                              ________________________________________________
                              ________________________________________________

               LEASE    36.        Submission of this instrument for examination
           EFFECTIVE          or signature by Tenant does not constitute a
                DATE          reservation or option for lease, and it is not
                              effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

                                   IN WITNESS WHEREOF, the parties hereto
                              have executed this Lease the day and year first above written.

                                            "LANDLORD"
                                                      Parker Associates
                                             ---------------------------------

                              Date  2/2/99  By      /s/ Michael Horowitz
                                    ------     -------------------------------

                                                Its   General Partner
                                                    --------------------------

                                             "TENANT"

                                                         Ask Jeeves, Inc.
                                              ---------------------------------

                              Date  2/1/99   By      /s/ Robert Wrubel
                                    ------      -------------------------------

                                               Its   President
                                                  -----------------------------

                                                RULES AND REGULATIONS
            EXHIBIT A.

                        1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by Landlord.

                        2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed, installed or otherwise displayed by any Tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the Tenant.

                                   If Landlord shall have given such consent
                              to any Tenant at any time, whether before or after the execution of the lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

                                   All approved signs or lettering on doors
                              and walls shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord.

                        3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom.

                        4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

                        5. Landlord reserves the right to exclude from the Building between the hours of 6 pm and 8 am and at all hours on Saturdays, Sundays and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the building and shall be liable to Landlord for all acts of such persons.

                                   Landlord shall in no case be liable for
                              damages for error with regard to the admission to or exclusion from the Building of any person.

                                   During the continuance of any invasion,
                              mob, riot, public excitement or other
                              circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

                        6. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the premises. Landlord shall in no way be responsible to any Tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.


                        7.

                        8. Each Tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress or egress.

                        9. As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

                        10. No Tenant shall alter any lock or access device or install a new additional lock or access device or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the Tenant shall in each case furnish Landlord with a key for any such lock.

                        11. No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

                        12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

                        13. No Tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. No Tenant shall use any method of heating or air-conditioning other than that supplied by Landlord.

                        14. No Tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Building.

                        15. No cooking shall be done or permitted by any Tenant on its premises (except that use by the Tenant of Underwriters' Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations), nor shall premises be used for lodging.

                                     EXHIBIT "A"                          Page 1

16. Except with the prior written consent of Landlord, no Tenant shall sell or permit the sale, at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise in or on any premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the Business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any Tenant be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's lease.

17. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

18. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord.

19. No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

        Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

        Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

22. No Tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Tenant shall mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof. Nor shall any natural wood be painted without Landlord's written consent. Normal wall covering shall be excepted.

23. No Tenant shall install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

24. There shall not be used in any space, or in the public areas of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the premises.

25. Each Tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

26. Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the building.

27. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and address of the Building.

28. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

29. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

30. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

31. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

32. The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

33. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

34. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35. Tenant shall use carpet protector under all desk chairs, which may impact on carpet seams.

36. Vehicles parked on premises overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. Parking spaces designated exclusively for Tenants shall be excepted.

37. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

38. The Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building. The word "Building" as used herein means the building of which the premises are part.

               EXHIBIT B AND FLOORPLAN FOR EXHIBIT C

                           [FLOOR PLAN]

               EXHIBIT B AND FLOORPLAN FOR EXHIBIT C

                           [FLOOR PLAN]

                                                FORM OF TENANT CERTIFICATE
EXHIBIT D.

___________________________

___________________________

___________________________

___________________________

RE:

Gentlemen:

The undersigned, as Tenant under that certain lease (the "Lease") dated ______________________________ 19 __, made with ____________________________
as Landlord (the "Landlord"), does hereby certify:

1. That the copy of the Lease attached hereto as Exhibit A is a true and complete copy of the Lease, and there are no amendments, modifications or extensions of or to the Lease and the Lease is now in full force and effect.

2. That its leased premises at the above location have been completed in accordance with the terms of the Lease, that it has accepted possession of said premises, and that it now occupies the same.

3. That it began paying rent on _____________ , 19 __ , and that, save only as may be required by the terms of the Lease, no rental has been paid in advance, nor has the undersigned deposited any sums with the Landlord as security.

4. That there exist no defenses or offsets to enforcement of the Lease by the Landlord and, so far as is known to the undersigned, the Landlord is not, as of the date hereof, in default in the performance of the Lease, nor has the Landlord committed any breach thereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Landlord.

   The undersigned acknowledges that you are relying on the above representation of the undersigned in (advancing funds to purchase the existing first mortgage loan covering the building in which the leased premises are located) (in purchasing the building in which the leased premises are located) and does hereby warrant and affirm to and for your benefit, and that of your successors and assigns, that each of the foregoing representations is true, correct and complete as of the date hereof.

Dated: _________________________

By _____________________________

   Its _________________________

                                  EXHIBIT "D"

                             ADDENDUM TO LEASE


    This Lease addendum is made in respect to the Lease ("the Lease") between Parker Associates, ("Landlord"), and Ask Jeeves, Inc. ("Tenant"), for Suite #219, 2560 Ninth Street, Berkeley, California.

    37. SERVICES AND UTILITIES.

    Tenant shall provide its own janitorial service and pay utilities directly to the utility companies for those utilities which are separately metered to the Premises.

    38. BASIC OPERATING COSTS.

    The Basic Operating Cost per paragraph 29 that is proportionately allocated to Tenant shall be limited to garbage removal, window washing, and any security services needed for the well-being of the Tenants.

    39. PARKING

    Landlord shall provide Tenant with 3 parking spaces inside the garage of the Building at a monthly rental of Free each and 1 spaces inside the garage of the Building at a monthly rental of $30.00 each. Landlord's five year lease on the parking lot includes a first right to purchase the land but is subject to early termination of the Lease by the owner under certain conditions. If such Lease is terminated, Landlord will use its best efforts to obtain alternative parking spaces at no added cost to Tenant. In addition, if Landlord succeeds in acquiring a parking facility directly across the street from the Building, Tenant agrees to relocate its auto parking from inside the garage and the Eighth Street lot to this new facility.

    40. RENTAL ADJUSTMENTS.

    The rent set forth on the Basic Lease Information Sheet shall be subject to an adjustment based on the United States Bureau of Labor Statistics Consumer Price Index (all items) for the San Francisco Bay Area ("CPI") in effect as of December 1998. On each anniversary of the commencement of the lease term, the rent shall be adjusted based on the percentage increase in the most recently published CPI over the CPI for December 1998, provided however, that in no lease year will the rent be increased less than 3% or more than 8% of the then existing rent. If the actual increase in the CPI in any year is less than 3%, the difference shall be subtracted from the change in the CPI during the next following lease year. Similarly, if the actual increase in the CPI in any year exceeds 8%, the excess shall be added to the change in the CPI during the next following lease year for purposes of rent adjustment.

    41. INSURANCE

    Section 11e of the Lease shall be amended by adding thereto the following:

      Tenant shall take out and maintain during the term of this lease, at Tenant's expense, comprehensive general liability insurance (Form
      L6395a or its equivalent) and broad-form comprehensive general liability extension endorsement (Form G 222 or L9001 or its equivalent). The limits of said liability shall be $1,000,000. combined single limit bodily injury and property damage, and said policy shall name Landlord as an additional insured (Form L9109 or its equivalent). Tenant shall cause to be delivered to Landlord certificates evidencing the foregoing insurance coverages, which certificates shall provide that Landlord shall be given at lease 30 days written notice prior to any change in or cancellation of Tenant's insurance policy.

        In the event that a certificate evidencing the above is not available or that equivalent forms are substituted for those named above, Tenant shall obtain a signed confirmation from his insurance carrier, or their authorized representative, that the coverage afforded under their contract of insurance meet all of the above requirements. Landlord shall have the right to determine whether said requirements have been satisfied if the aforementioned certificate of insurance forms have not been provided by Tenant.

    42. CPI ANNIVERSARY DATE

    With respect to paragraph 40, RENTAL ADJUSTMENTS the anniversary date shall be November 1, 1999. The rental adjustment shall be on November 1, 1999.

    43. SHARED UTILITIES

    Tenants hereby acknowledges that electric and gas service to the Premises will be shared with the Tenants of Suite #217. These Co-Tenants shall allocate the cost of said services as they see fit to do, without Landlord's involvement or responsibility. However, in the event of a disagreement over such allocations, the parties shall submit the issue to binding arbitration by Landlord.

    44. APPROVAL OF THIRD PARTY

    Landlord's obligations under this Lease shall be contingent upon execution of a Termination Agreement satisfactory to Landlord and Pacific Microsonics to terminate their current lease for Suite 219. Landlord's contingency shall become satisfied and removed within 4 days after execution of this Lease or this Lease shall become null and void and of no further effect.